Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Third Quarter 2014 Results
and Increases Regular Quarterly Dividend on Common Stock

Financial and Business Highlights

•                  Service revenue for Q3 2014 of $95.7 million — an increase of 9.0% from $87.8 million for Q3 2013 and an increase of 1.1% from $94.6 million for Q2 2014

•                  On a constant currency basis, service revenue increased by 1.8% from Q2 2014 to Q3 2014 and increased by 9.3% from Q3 2013 to Q3 2014

•                  Cogent approves a 3.3% increase to its regular quarterly dividend to $0.31 per common share to be paid on December 12, 2014 to shareholders of record on November 26, 2014

•                  Cogent increases the amount under its return of capital program from a minimum of $10.5 million per quarter to a minimum of $12.0 million per quarter to be used for share repurchases or special dividends

•                  Under Cogent’s return of capital program, Cogent purchased 476,000 shares of its common stock for $15.9 million during Q3 2014 at an average price of $33.51 per share

•                  EBITDA, as adjusted, for Q3 2014 of $33.7 million — an increase of 9.9% from $30.7 million for Q3 2013 and an increase of 0.8% from $33.5 million for Q2 2014

•                  EBITDA, as adjusted, margin was 35.3% for Q3 2014, 35.0% for Q3 2013 and 35.4% for Q2 2014

•                  Legal fees included in SG&A expenses and associated with defending net neutrality increased by $1.7 million from Q3 2013 to Q3 2014 and increased by $0.6 million from Q2 2014 to Q3 2014

•                  Cash and cash equivalents were $311.8 million at September 30, 2014

•                  There were 2,090 buildings on the Cogent network at the end of Q3 2014

•                  There were 44,630 customer connections on the Cogent network at the end of Q3 2014 — an increase of 15.5% from 38,639 customer connections at the end of Q3 2013 and an increase of 3.1% from 43,287 customer connections at the end of Q3 2014

[WASHINGTON, D.C. November 7, 2014] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) today announced  service revenue of $95.7 million for the three months ended September 30, 2014, an increase of 9.0% from $87.8 million for the three months ended September 30, 2013 and an increase of 1.1% from $94.6 million for the three months ended June 30, 2014.  The impact of foreign exchange negatively impacted service revenue growth from Q3 2013 to Q3 2014 by $0.2 million and negatively impacted service revenue growth from

Q2 2014 to Q3 2014 by $0.7 million.  On a constant currency basis, service revenue grew by 9.3% from Q3 2013 to Q3 2014 and grew by 1.8% from Q2 2014 to Q3 2014.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $71.1 million for the three months ended September 30, 2014; an increase of 10.1% over $64.5 million for the three months ended September 30, 2013 and an increase of 0.9% over $70.4 million for the three months ended June 30, 2014.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $24.3 million for the three months ended September 30, 2014; an increase of 6.9% over $22.8 million for the three months ended September 30, 2013 and an increase of 2.0% over $23.9 million for the three months ended June 30, 2014.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.  Non-core revenue was $0.3 million for the three months ended September 30, 2014, $0.4 million for the three months ended September 30, 2013 and $0.4 million for the three months ended June 30, 2014.

Non-GAAP gross profit increased by 9.8% from $50.4 million for the three months ended September 30, 2013 to $55.4 million for the three months ended September 30, 2014 and increased by 0.5% from $55.1 million for the three months ended June 30, 2014.  Non-GAAP gross profit margin percentage was 57.9% for the three months ended September 30, 2014, 57.5% for the three months ended September 30, 2013 and 58.3% for the three months ended June 30, 2014.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, increased by 9.9% from $30.7 million for the three months ended September 30, 2013 to $33.7 million for the three months ended September 30, 2014 and increased by 0.8% from $33.5 million for the three months ended June 30, 2014.   EBITDA, as adjusted, margin was 35.3% for the three

months ended September 30, 2014, 35.0% for the three months ended September 30, 2013, and 35.4% for the three months ended June 30, 2014.

Basic and diluted net income (loss) per share was $(0.00) for the three months ended September 30, 2014, $0.05 for the three months ended September 30, 2013 and $0.03 for the three months ended June 30, 2014.

Total customer connections increased by 15.5% from 38,639 as of September 30, 2013 to 44,630 as of September 30, 2014 and increased by 3.1% from 43,287 as of June 30, 2014.  On-net customer connections increased by 15.8% from 33,310 as of September 30, 2013 to 38,559 as of September 30, 2014 and increased by 3.1% from 37,411 as of June 30, 2014.  Off-net customer connections increased by 16.5% from 4,886 as of September 30, 2013 to 5,694 as of September 30, 2014 and increased by 3.8% from 5,486 as of June 30, 2014.  Non-core customer connections were 377 as of September 30, 2014, 443 as of September 30, 2013 and 390 as of June 30, 2014.

The number of on-net buildings increased by 135 on-net buildings from 1,955 on-net buildings as of September 30, 2013 to 2,090 on-net buildings as of September 30, 2014 and increased by 33 on-net buildings  from 2,057 on-net buildings as of June 30, 2014.

Quarterly Dividend Increase Approved

On November 3, 2014, Cogent’s board approved a dividend of $0.31 per common share payable on December 12, 2014 to shareholders of record on November 26, 2014. The fourth quarter 2014 regular dividend of $0.31 per share represents an increase of 3.3% from the third quarter 2014 regular dividend of $0.30 per share.

During the quarter ended September 30, 2014 Cogent purchased 476,000 shares of its common stock for $15.9 million at an average price per share of $33.51 under Cogent’s return of capital program.  Under Cogent’s return of capital program, Cogent plans on returning additional capital to its shareholders each quarter through either stock buybacks or a special dividend or a combination of stock buybacks and a special dividend.  The aggregate payment under this program was a minimum of $10.5 million each quarter and this amount is in addition to Cogent’s regular quarterly dividend payments.  Since the amount paid for stock buybacks in the third quarter was more than $10.5 million Cogent will not make a special dividend payment in the fourth quarter under its return of capital program.  Cogent has increased the amount under its return of capital program to a minimum of $12.0 million per quarter beginning in the fourth quarter of 2014 to be used for share repurchases or special dividends.  The return of capital program is planned to continue until Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio reaches 2.50. Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio was 2.22 at September 30, 2014 and was 1.99 at June 30, 2014.

The payment of any future dividends and any other returns of capital will be at the discretion of Cogent’s board of directors and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by Cogent’s board of directors.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on November 7, 2014 to discuss Cogent’s operating results for the third quarter of 2014 and to discuss Cogent’s expectations for full year 2014.  Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events.  A replay of the webcast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access, Ethernet transport, and colocation services.  Cogent’s facilities-based, all-optical IP network backbone provides services in 190 markets globally.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007.  For more information, visit www.cogentco.com.  Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014
Metric ($ in 000’s, except share and per share data) — unaudited
On-Net revenue	$61,678	$62,693	$64,548	$66,032	$69,087	$70,409	$71,059
% Change from previous Qtr.	2.1%	1.6%	3.0%	2.3%	4.6%	1.9%	0.9%
Off-Net revenue	$22,309	$22,604	$22,767	$23,438	$23,498	$23,859	$24,330
% Change from previous Qtr.	3.1%	1.3%	0.7%	2.9%	0.3%	1.5%	2.0%
Non-Core revenue (1)	$566	$506	$446	$389	$352	$355	$302
% Change from previous Qtr.	-3.4%	-10.6%	-11.9%	-12.8%	-9.5%	0.9%	-14.9%
Service revenue — total	$84,553	$85,803	$87,761	$89,859	$92,937	$94,623	$95,691
% Change from previous Qtr.	2.3%	1.5%	2.3%	2.4%	3.4%	1.8%	1.1%
Network operations expenses (2)	$37,154	$36,950	$37,327	$38,288	$38,723	$39,491	$40,293
% Change from previous Qtr.	-0.9%	-0.5%	1.0%	2.6%	1.1%	2.0%	2.0%
Non-GAAP gross margin (2)	$47,399	$48,853	$50,434	$51,571	$54,214	$55,132	$55,398
% Change from previous Qtr.	5.0%	3.1%	3.2%	2.3%	5.1%	1.7%	0.5%
Non-GAAP gross margin percentage (2)	56.1%	56.9%	57.5%	57.4%	58.3%	58.3%	57.9%
Selling, general and administrative expenses (3)	$19,106	$19,215	$19,772	$20,937	$24,392	$24,380	$24,775
% Change from previous Qtr.	10.4%	0.6%	2.9%	5.9%	16.5%	0.0%	1.6%
Depreciation and amortization expense	$15,874	$15,900	$16,024	$16,562	$17,204	$17,301	$17,431
% Change from previous Qtr.	-1.6%	0.2%	0.8%	3.4%	3.9%	0.6%	0.8%
Equity-based compensation expense	$2,514	$2,137	$2,061	$2,007	$2,006	$1,873	$2,692
% Change from previous Qtr.	-0.7%	-15.0%	-3.6%	-2.6%	0.0%	-6.6%	43.7%
Operating income	$9,905	$11,601	$12,577	$12,065	$12,907	$14,309	$13,614
% Change from previous Qtr.	8.0%	17.1%	8.4%	-4.1%	7.0%	10.9%	-4.9%
Net income (loss)	$361	$1,607	$2,122	$52,599	$125	$1,208	$(184)
Basic net income (loss) per common share	$0.01	$0.03	$0.05	$1.14	$0.00	$0.03	$(0.00)
Diluted net income (loss) per common share	$0.01	$0.03	$0.05	$1.10	$0.00	$0.03	$(0.00)
Weighted average common shares — basic	45,537,607	46,040,692	46,171,194	46,302,926	46,409,735	45,897,449	45,629,079
% Change from previous Qtr.	0.1%	1.1%	0.3%	0.3%	0.2%	-1.1%	-0.6%
Weighted average common shares — diluted	46,435,677	46,769,184	46,823,167	48,800,560	46,907,360	46,294,966	45,629,079
% Change from previous Qtr.	2.1%	0.7%	0.1%	4.2%	-3.9%	-1.3%	-1.4%
EBITDA, as adjusted (4)	$28,295	$29,638	$30,703	$31,548	$32,117	$33,483	$33,737
% Change from previous Qtr.	-0.9%	4.7%	3.6%	2.8%	1.8%	4.3%	0.8%
EBITDA, as adjusted margin (4)	33.5%	34.5%	35.0%	35.1%	34.6%	35.4%	35.3%
Net cash provided by operating activities	$14,962	$22,703	$14,898	$29,288	$10,636	$28,395	$16,074
% Change from previous Qtr.	-53.7%	51.7%	-34.4%	96.6%	-63.7%	167.0%	-43.4%
Capital expenditures	$16,316	$12,455	$10,165	$10,095	$15,623	$15,985	$15,403
% Change from previous Qtr.	58.6%	-23.7%	-18.4%	-0.7%	54.8%	2.3%	-3.6%
Customer Connections — end of period
On-Net	30,914	31,876	33,310	34,671	36,306	37,411	38,559
% Change from previous Qtr.	3.5%	3.1%	4.5%	4.1%	4.7%	3.0%	3.1%
Off-Net	4,591	4,728	4,886	5,088	5,244	5,486	5,694
% Change from previous Qtr.	2.8%	3.0%	3.3%	4.1%	3.1%	4.6%	3.8%
Non-Core (1)	463	453	443	415	397	390	377
% Change from previous Qtr.	-1.7%	-2.2%	-2.2%	-6.3%	-4.3%	-1.8%	-3.3%
Total	35,968	37,057	38,639	40,174	41,947	43,287	44,630
% Change from previous Qtr.	3.3%	3.0%	4.3%	4.0%	4.4%	3.2%	3.1%
Other — end of period
Buildings On-Net	1,890	1,921	1,955	1,990	2,024	2,057	2,090
Employees	619	633	673	706	724	760	768

(1)          Consists of legacy services of companies whose assets or businesses were acquired by Cogent, primarily including voice services (only provided in Toronto, Canada).

(2)          Network operations expense excludes equity-based compensation expense of $155, $126, $114, $112, $113, $114 and $114 in the three month periods ended March 31, 2013 through September 30, 2014, respectively.  Non-GAAP gross margin represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation expense).

(3)          Excludes equity-based compensation expense of $2,359, $2,011, $1,947, $1,895, $1,893, $1,759 and $2,578 in the three month periods ended March 31, 2013 through September 30, 2014, respectively.

(4)          See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains (losses) from asset related transactions of $2, $41, $914, $2,295, $2,731 and $3,114 in the three months ended March 31, 2013, September 30, 2013, December 31, 2013, March 31, 2014, June 30, 2014 and September 30, 2014, respectively.

Schedule of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows from operating activities plus changes in operating assets and liabilities, cash interest expense and income tax expense.  Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

EBITDA, as adjusted, is reconciled to cash flows provided by operating activities in the table below.

($ in 000’s) — unaudited	Q1 2013	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 2014

Net cash flows provided by operating activities	$14,962	$22,703	$14,898	$29,288	$10,636	$28,395	$16,074
Changes in operating assets and liabilities	5,365	(1,446)	6,771	(8,158)	9,048	(10,061)	1,563
Cash interest expense and income tax expense	7,966	8,381	8,993	9,504	10,138	12,418	12,986
Gains on asset related transactions	2	—	41	914	2,295	2,731	3,114
EBITDA, as adjusted	$28,295	$29,638	$30,703	$31,548	$32,117	$33,483	$33,737

Impact of foreign currencies (“constant currency” impact) on change in sequential quarterly service revenue

($ in 000’s) — unaudited	Q3 2014
Service revenue, as reported — Q3 2014	$95,691
Impact of foreign currencies on service revenue	664
Service revenue - Q3 2014, as adjusted (1)	$96,355
Service revenue, as reported — Q2 2014	$94,623
Constant currency increase from Q2 2014 to Q3 2014 - (Service revenue, as adjusted for Q3 2014 less service revenue, as reported for Q2 2014)	$1,732
Percent increase (Constant currency increase from Q2 2014 to Q3 2014 divided by service revenue, as reported for Q2 2014)	1.8%

(1)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended September 30, 2014 at the average foreign currency exchange rates for the three months ended June 30, 2014. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Impact of foreign currencies (“constant currency” impact) on change in prior year quarterly service revenue

($ in 000’s) — unaudited	Q3 2014
Service revenue, as reported — Q3 2014	$95,691
Impact of foreign currencies on service revenue	203
Service revenue - Q3 2014, as adjusted (2)	$95,894
Service revenue, as reported — Q3 2013	$87,761
Constant currency increase from Q3 2013 to Q3 2014 - (Service revenue, as adjusted for Q3 2014 less service revenue, as reported for Q3 2013)	$8,133
Percent increase (Constant currency increase from Q3 2013 to Q3 2014 divided by service revenue, as reported for Q3 2013)	9.3%

(2)         Service revenue, as adjusted, is determined by translating the service revenue for the three months ended September 30, 2014 at the average foreign currency exchange rates for the three months ended September 30, 2013. The Company believes that disclosing quarterly revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Net debt to trailing 12 months EBITDA, as adjusted, ratio

Under Cogent’s return of capital program Cogent plans on returning an additional at least $10.5 million to its shareholders each quarter through either stock buybacks or a special dividend or a combination of stock buybacks and a special dividend.  The aggregate payment under this program was at least $10.5 million each quarter and this amount is in addition to Cogent’s regular quarterly dividend payments.  Cogent has increased the amount under its return of capital program to at least $12.0 million beginning in the fourth quarter of 2014.  The program is planned to continue until Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio reaches 2.50. Cogent’s net debt to trailing twelve months EBITDA, as adjusted, ratio was 1.99 at June 30, 2014 and 2.22 at September 30, 2014 as shown below.

($ in 000’s) — unaudited	As of June 30, 2014	As of September 30, 2014
Cash and cash equivalents	$349,835	$311,779
Debt
Capital leases — current portion	8,341	8,980
Capital leases — long term	155,899	153,495
Senior unsecured notes	200,000	200,000
Senior secured notes — par value	240,000	240,000
Total debt	604,240	602,475
Total net debt	254,405	290,696
Trailing 12 months EBITDA, as adjusted	127,851	130,885
Total net debt to trailing 12 months EBITDA, as adjusted	1.99	2.22

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2014 AND DECEMBER 31, 2013

(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30, 2014	December 31, 2013
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$311,779	$304,866
Accounts receivable, net of allowance for doubtful accounts of $2,012 and $1,871, respectively	31,770	30,628
Prepaid expenses and other current assets	20,705	18,777
Total current assets	364,254	354,271
Property and equipment, net	357,699	341,193
Deferred tax assets - noncurrent	49,175	50,861
Deposits and other assets - $392 and $448 restricted, respectively	13,333	8,776
Total assets	$784,461	$755,101

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,303	$14,098
Accrued liabilities	31,257	31,465
Convertible senior notes - current portion, net of discount of $3,099	—	88,879
Current maturities, capital lease obligations	8,980	9,252
Total current liabilities	56,540	143,694
Senior secured notes including premium of $4,535 and $5,423, respectively	244,535	245,423
Senior unsecured notes	200,000	—
Capital lease obligations, net of current maturities	153,495	152,527
Other long term liabilities	21,227	19,965
Total liabilities	675,797	561,609
Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 46,449,080 and 47,334,218 shares issued and outstanding, respectively	46	47
Additional paid-in capital	467,846	508,256
Accumulated other comprehensive income — foreign currency translation	(3,404)	2,136
Accumulated deficit	(355,824)	(316,947)
Total stockholders’ equity	108,664	193,492
Total liabilities and stockholders’ equity	$784,461	$755,101

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014 AND SEPTEMBER 30, 2013

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months Ended September 30, 2014	Three Months Ended September 30, 2013
	(Unaudited)	(Unaudited)
Service revenue	$95,691	$87,761
Operating expenses:
Network operations (including $114 and $114 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	40,407	37,441
Selling, general, and administrative (including $2,578 and $1,947 of equity-based compensation expense, respectively)	27,353	21,719
Gain on equipment transaction	(3,114)	—
Depreciation and amortization	17,431	16,024
Total operating expenses	82,077	75,184
Operating income	13,614	12,577
Interest income and other, net	140	292
Interest expense	(12,662)	(10,568)
Income before income taxes	1,092	2,301
Income tax benefit provision	(1,276)	(179)
Net income	$(184)	$2,122

Comprehensive (loss) income:
Net (loss) income	$(184)	$2,122
Foreign currency translation adjustment	(5,034)	2,341
Comprehensive (loss) income	$(5,218)	$4,463

Net (loss) income per common share:
Basic and diluted net (loss) income per common share	$(0.00)	$0.05

Dividends declared per common share	$0.30	$0.14

Weighted-average common shares - basic	45,629,079	46,171,194

Weighted-average common shares - diluted	45,629,079	46,823,167

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND SEPTEMBER 30, 2013

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine Months Ended September 30, 2014	Nine Months Ended September 30, 2013
	(Unaudited)	(Unaudited)
Service revenue	$283,252	$258,118
Operating expenses:
Network operations (including $341 and $395 of equity-based compensation expense, respectively, exclusive of depreciation and amortization shown separately below)	118,848	111,825
Selling, general, and administrative (including $6,229 and $6,317 of equity-based compensation expense, respectively)	79,775	64,410
Gains on equipment transactions	(8,140)	—
Depreciation and amortization	51,937	47,798
Total operating expenses	242,420	224,033
Operating income	40,832	34,085
Interest income and other, net	544	1,537
Interest expense	(37,756)	(30,653)
Income before income taxes	3,620	4,969
Income tax provision	(2,471)	(879)
Net income	$1,149	$4,090

Comprehensive (loss) income:
Net income	$1,149	$4,090
Foreign currency translation adjustment	(5,540)	874
Comprehensive (loss) income	$(4,391)	$4,964

Net income per common share:
Basic and diluted net income per common share	$0.02	$0.09

Dividends declared per common share	$0.86	$0.39

Weighted-average common shares - basic	46,111,192	46,145,642

Weighted-average common shares - diluted	46,526,523	46,905,154

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2014 AND SEPTEMBER 30, 2013

(IN THOUSANDS)

	Three months Ended September 30, 2014	Three months Ended September 30, 2013
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(184)	$2,122
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17,432	16,024
Amortization of debt discount and premium	(286)	1,503
Equity-based compensation expense (net of amounts capitalized)	2,692	2,061
(Gains) losses — equipment transactions other, net	(2,821)	(147)
Deferred income taxes	1,139	214
Changes in operating assets and liabilities:
Accounts receivable	889	(1,100)
Prepaid expenses and other current assets	788	1,926
Accounts payable, accrued liabilities and other long-term liabilities	(3,206)	(8,125)
Deposits and other assets	(369)	420
Net cash provided by operating activities	16,074	14,898
Cash flows from investing activities:
Purchases of property and equipment	(15,403)	(10,165)
Proceeds from dispositions of assets	—	40
Net cash used in investing activities	(15,403)	(10,125)
Cash flows from financing activities:
Dividends paid	(13,792)	(6,512)
Purchases of common stock	(15,943)	—
Net proceeds from issuance of senior secured notes	—	69,882
Proceeds from exercises of stock options	137	237
Principal payments of capital lease obligations	(7,293)	(1,885)
Net cash (used in) provided by financing activities	(36,891)	61,772
Effect of exchange rates changes on cash	(1,836)	945
Net (decrease) increase in cash and cash equivalents	(38,056)	67,440
Cash and cash equivalents, beginning of period	349,835	237,335
Cash and cash equivalents, end of period	$311,779	$304,775

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014 AND SEPTEMBER 30, 2013

(IN THOUSANDS)

	Nine months Ended September 30, 2014	Nine months Ended September 30, 2013
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$1,149	$4,090
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	51,937	47,798
Amortization of debt discount and premium	2,269	4,696
Equity-based compensation expense (net of amounts capitalized)	6,570	6,712
(Gains) losses — equipment transactions and other, net	(7,780)	(24)
Deferred income taxes	1,911	418
Changes in operating assets and liabilities:
Accounts receivable	(2,081)	(4,509)
Prepaid expenses and other current assets	(2,890)	(2,767)
Accounts payable, accrued liabilities and other long-term liabilities	4,616	(4,478)
Deposits and other assets	(596)	627
Net cash provided by operating activities	55,105	52,563
Cash flows from investing activities:
Purchases of property and equipment	(47,010)	(38,936)
Proceeds from dispositions of assets	91	42
Net cash used in investing activities	(46,919)	(38,894)
Cash flows from financing activities:
Dividends paid	(40,026)	(18,146)
Purchases of common stock	(48,027)	—
Repayment of convertible senior notes	(91,978)	—
Net proceeds from issuance of senior secured notes	—	69,882
Net proceeds from issuance of senior unsecured notes	195,824	—
Proceeds from exercises of stock options	438	974
Principal payments of capital lease obligations	(15,439)	(8,930)
Net cash provided by financing activities	792	43,780
Effect of exchange rates changes on cash	(2,065)	41
Net increase in cash and cash equivalents	6,913	57,490
Cash and cash equivalents, beginning of period	304,866	247,285
Cash and cash equivalents, end of period	$311,779	$304,775

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.  The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences, including future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the U.S. Universal Service Fund and similar funds in other countries; changes in government policy and/or regulation, including net neutrality rules by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our annual report on Form 10-K for the fiscal year ended December 31, 2013 and our quarterly report on Form 10-Q for the quarter ended September 30, 2014 to be filed with the Securities and Exchange Commission. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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